Exhibit 99(11)

July 29, 2019

Ohio National Fund, Inc.

One Financial Way

Montgomery, Ohio 45242

Re:	Opinion of Counsel Relating to the Registration Statement Filed on Form N-14 Under the Securities Act of 1933

Ladies and Gentlemen:

We have been requested by Ohio National Fund, Inc., a Maryland corporation with transferable shares (the “Corporation”) established under Articles of Restatement, dated as of June 27, 2008, as amended (the “Articles”) for our opinion with respect to certain matters relating to ON BlackRock Balanced Allocation Portfolio, ON BlackRock Advantage Large Cap Core Portfolio and ON BlackRock Advantage Small Cap Growth Portfolio (each an “Acquiring Portfolio” and together the “Acquiring Portfolios”), each a series of the Corporation. We understand that the Corporation is about to file a Post-Effective Amendment to its Registration Statement on Form N-14 for the purpose of registering shares of the Corporation under the Securities Act of 1933, as amended, in connection with the proposed acquisition by ON BlackRock Balanced Allocation Portfolio of all of the assets of ON ICON Balanced Portfolio, the proposed acquisition by ON BlackRock Advantage Large Cap Core Portfolio of all of the assets of ON Capital Appreciation Portfolio and ON Equity Portfolio, and the proposed acquisition by ON BlackRock Advantage Small Cap Growth Portfolio of all of the assets of ON ClearBridge Small Cap Portfolio (together with ON ICON Balanced Portfolio, ON Capital Appreciation Portfolio and ON Equity Portfolio, the “Acquired Portfolios” and each individually an “Acquired Portfolio”), in exchange solely for shares of the corresponding Acquiring Portfolio and the assumption by the respective Acquiring Portfolio of all the liabilities of the corresponding Acquired Portfolio pursuant to an Agreement and Plan of Reorganization (the “Plan”), the form of which was included in the Registration Statement on Form N-14.

We have been requested by the Corporation to furnish this opinion as an exhibit to the Registration Statement. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

We have examined a copy of the Corporation’s Articles, the Corporation’s By-Laws, the Corporation’s record of the various actions by the Directors thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Ohio National Fund, Inc.

July 26, 2019

Based upon the foregoing, it is our opinion that the shares of the Acquiring Portfolios currently being registered, when issued in accordance with the Plan and the Corporation’s Articles and By-Laws, will be legally issued, fully paid and non-assessable by the Corporation.

The opinions expressed herein are limited to matters of Maryland law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to the Corporation’s Post-Effective Amendment to its Registration Statement on Form N-14. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Corporation and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

DSM/MVW